Exhibit (a)(5)

KEY MULTI ALTERNATIVES SOLUTIONS FUND

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Dated as of August 10, 2026

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5.3	No Bond Required of Trustees	12

5.4	No Duty of Investigation; No Notice in Trust Instruments, etc.	12

5.5	Reliance on Experts, etc.	13

ARTICLE VI SHARES OF BENEFICIAL INTEREST		13

6.1	Beneficial Interest	13

6.2	Other Securities	14

6.3	Rights of Shareholders	14

6.4	Exchange and Conversion Privileges	14

6.5	Trust Only	14

6.6	Issuance of Shares	14

6.7	Register of Shares	15

6.8	Transfer Agent and Registrar	15

6.9	Transfer of Shares	15

6.10	Voting Powers	16

6.11	Meetings of Shareholders	16

6.12	Action Without a Meeting	16

6.13	Quorum and Required Vote	17

6.14	Notices	17

6.15	Derivative Actions	17

6.16	General Direct Actions	18

ARTICLE VII DETERMINATION OF NET ASSET VALUE		19

7.1	Net Asset Value	19

7.2	Power to Modify Foregoing Procedures	19

ARTICLE VIII CUSTODIANS		19

8.1	Appointment and Duties	19

8.2	Central Certificate System	20

ARTICLE IX REPURCHASES OF SHARES		20

9.1	Repurchase of Shares	20

9.2	Disclosure of Holding	20

ARTICLE X SHAREHOLDERS		20

10.1	Inspection of Records	20

ARTICLE XI DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.		20

11.1	Duration	20

11.2	Termination	21

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11.3	Amendment Procedure	21

11.4	Merger and Consolidation	22

11.5	Subsidiaries	22

11.6	Conversion to Other Business Entities	22

11.7	Incorporation	23

ARTICLE XII MISCELLANEOUS		23

12.1	Filing	23

12.2	Resident Agent	23

12.3	Governing Law	23

12.4	Counterparts	24

12.5	Reliance by Third Parties	24

12.6	Provisions in Conflict with Law or Regulation	24

12.7	Exclusive Delaware Jurisdiction	25

12.8	Waiver of Jury Trial	25

12.9	Section Headings; Interpretation	25

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KEY MULTI ALTERNATIVES SOLUTIONS FUND

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of the 10th day of August, 2026, by the Trustees hereunder.

WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust created by the Declaration of Trust dated March 16, 2026 and the Certificate of Trust dated March 16, 2026 and filed with the Secretary of State of the State of Delaware shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instrument of such statutory trust; and

WHEREAS, the Trustees have determined to amend and restate in its entirety the Trust’s Amended and Restated Declaration of Trust of the Trust dated as of July 16, 2026, which amended and restated that certain Declaration of Trust of the Trust, dated as of March 16, 2026.

NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall be held and managed in trust for the pro rata benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

ARTICLE I

THE TRUST

1.1 Name. This Trust shall be known as the “Key Multi Alternatives Solutions Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

1.2 Definitions. As used in this Declaration, the following terms shall have the following meanings:

“1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

“Affiliated Person” shall mean an affiliated person as such term is defined in the 1940 Act.

“Board of Trustees” shall mean the Trust’s board of Trustees.

“Bylaws” shall mean the Bylaws of the Trust as amended from time to time by the Trustees.

“Chairperson” shall mean the chairperson of the Trust.

“Class” shall mean a class of Shares the Trust established in accordance with the provisions hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Declaration” shall mean this Second Amended and Restated Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as such Act may be amended from time to time.

“Delaware General Corporation Law” shall mean the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

“Fiscal Year” means each period commencing on April 1 of each year and ending on March 31 of the next year (or on the date of a final distribution made in accordance with Section 11.2 of this Declaration), unless the Trustees designate another fiscal year for the Trust. The taxable year of the Trust will end on September 30 of each year, or on any other date designated by the Trustees that is a permitted taxable year-end for tax purposes, and need not be the same as the Fiscal Year.

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any registration statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a series or Class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

“Interested Person” shall mean an interested person as such term is defined in the 1940 Act.

“Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with all classes of Shares voting together as a single class, except as with respect to votes which affect only one or more Classes, as provided for herein, in which case it shall mean a vote of a majority of outstanding voting securities of such Class or Classes, as applicable.

“Offering Document” shall mean the Confidential Private Placement Memorandum of the Trust or Prospectus of the Trust, if any, as in effect and as may be amended from time to time.

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“President” shall mean the president of the Trust.

“Secretary” shall mean the secretary of the Trust.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

“Shareholders” shall mean, as of any particular time, the holders of record of outstanding Shares of the Trust at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Treasurer” shall mean the treasurer of the Trust.

“Trust” shall mean the trust governed by this Declaration, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other Persons who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office.

ARTICLE II

TRUSTEES

2.1  Number and Qualification. As of the date hereof, the number of Trustees shall be four (4) and such Trustees shall be the signatories hereto. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, or by resolution approved at a duly constituted meeting, provided that the number of Trustees shall be no less than two or more than thirteen. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. Trustees need not own Shares and may succeed themselves in office.

2.2 Term and Election. The term of office of a Trustee shall continue until death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. Subject to the provisions of the 1940 Act, the Trustees at any time may appoint individuals to fill vacancies on the Board of Trustees. Each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified.

2.3 Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the other Trustees or the Chairperson (if any), the President, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed with or without cause at any time by a majority of the remaining Trustees by resolution approved at a duly constituted meeting or by written instrument signed by the necessary Trustees, specifying the date when such removal shall become effective. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.4 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a vote of a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a vote of a majority of the Trustees then in office. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in the number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

2.5 Quorum; Voting. At all meetings of the Trustees, the presence of a majority of the total number of Trustees, but not less than two, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the Bylaws or the 1940 Act.

2.6  Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if the number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing, including by electronic transmission, and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7 Officers. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairperson, each of which shall serve at the pleasure of the Trustees or until his or her successor is elected. The Trustees may elect or appoint or may authorize the Chairperson, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairperson shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES

3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

3.2  Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust, to:

(a)  manage, conduct, operate and carry on the business of an investment company; and

(b)  subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including, but not limited to, securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any Person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trust except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee upon his or her due election and qualification. Upon the ceasing of any Person to be a Trustee for any reason, such Person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, classify and/or reclassify, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property, whether capital or surplus or otherwise.

3.5 Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person, firm, association or corporation.

3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient or appropriate to the extent permitted by law. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments. The Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

3.8 Expenses. The Trustees shall have power to incur and pay, out of the assets or income of the Trust, any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable. In addition, the Trustees shall be reimbursed for expenses reasonably incurred by themselves on behalf of the Trust.

3.9 Bylaws. The Trustees shall have the exclusive authority to adopt and, from time to time, amend or repeal Bylaws for the conduct of the business of the Trust.

3.10  Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other Person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust, even though the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

3.12  Fiduciary Duty.

3.12.1  General.

(a) Except to the extent modified in (b) below, the Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of private corporations for profit to such corporations and their stockholders under the Delaware General Corporation Law.

(b) To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties, if any) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of Trustees otherwise existing under this Declaration or at law or in equity, are agreed to replace such other duties (including fiduciary duties) and liabilities of such Trustee. To the fullest extent permitted by law, only the Trustees shall have any fiduciary duties (or liability therefor) to the Trust or any Shareholder.

(c)  Unless otherwise expressly provided herein:

(i)	whenever a conflict of interest exists or arises between any Trustee, on the one hand, and the Trust or any Shareholders or any other Person, on the other hand; or

(ii)

whenever this Declaration or any other agreement contemplated herein or therein provides that a Trustee shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, a Trustee shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Trustee, the resolution, action or terms so made, taken or provided by a Trustee shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of a Trustee at law or in equity or otherwise.

(d) To the fullest extent permitted by law and notwithstanding any other provision of this Declaration or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Declaration any Trustee is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Trustee shall be entitled to consider only such interests and factors as they desire, including their own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or (ii) in its “good faith” or under another express standard, the Trustee shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Declaration of Trust shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(e) Any Trustee may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Trustee. No Trustee who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee shall not be liable to the Trust, Shareholders or any other person for breach of any fiduciary or other duty by reason of the fact that such Trustee pursues or acquires such opportunity, directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Trustee may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any affiliate of the Trust or the Shareholders.

3.12.2 Limitation of Liability. A Trustee, any officer, agent or employee of the Trust (including former Trustees, officers, agents or employees of the Trust) shall have no liability to the Trust or the Shareholders except for his or her own willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, and shall not be liable for errors of judgment or mistakes of fact or law. A Trustee, any officer, agent or employee of the Trust (including former Trustees, officers, agents or employees of the Trust) will not be liable to the Trust or Shareholders for monetary damages for breach of fiduciary duty as Trustee, any officer, agent or employee of the Trust to the extent permitted by Delaware law.

ARTICLE IV

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

4.1 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to assets on behalf of the Trust to the full extent of the power of the Trustees or to authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by the Board of Trustees.

4.2 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or selling agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party as its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine; provided, however, that such contract shall not be inconsistent with the provisions of this Article IV or the Bylaws; and provided, further, that such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with Persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

4.3 Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the Bylaws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VIII, and any individual may be financially interested or otherwise is an Affiliated Person who is party to any or all of the contracts mentioned in this Section 4.3.

ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Trustees shall be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he or she shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.2  Mandatory Indemnification.

(a) The Trust hereby agrees to indemnify each Person who at any time serves as a Trustee or officer of the Trust (each such Person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his or her having acted in any such capacity, except with respect to any matter as to which he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he or she shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any Person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his or her position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (A) was authorized by a majority of the Trustees or (B) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a Person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any Person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph 5.2(c) below.

(c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his or her undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right which any Person may have or hereafter acquire under this Declaration, the Bylaws, any statute, agreement, or vote of Shareholders or Trustees who are not Interested Persons or any other right to which he or she may be lawfully entitled.

(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

5.3 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

5.4 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability and such other insurance as the Trustees in their sole judgment shall deem advisable or as is required by the 1940 Act.

5.5 Reliance on Experts, etc. Each Trustee, officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

6.1  Beneficial Interest.

(a) The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest. Such Shares of beneficial interest shall have no par value unless the Trustees otherwise determine. Shares may be issued in different Classes and/or series of beneficial interests. The establishment and designation or re-designation of any Class shall not constitute an amendment of this Declaration of Trust. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

(b) Subject to the further provisions of this Article VI, any restriction set forth in the Bylaws and any applicable requirements of the 1940 Act or any applicable exemptive relief issued by the Securities and Exchange Commission, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Class to: (i) divide the beneficial interest in each Class into Shares as the Trustees shall determine; (ii) establish, designate, redesignate, classify, reclassify and change in any manner any Class and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Class as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be different from any existing Class; provided, however, that the Trustees may not reclassify or change outstanding Shares in a manner materially adverse to Shareholders of such Shares, without obtaining the authorization or vote of the Class of Shareholders that would be materially adversely affected; (iii) divide or combine the Shares of any Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Class in the assets held with respect to that Class; (iv) change the name of any Class; (v) dissolve and terminate any one or more Classes; and (vi) take such other action with respect to the Classes as the Trustees may deem desirable.

(c) The establishment and designation of any Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Class of Shares of the Trust, whether directly in such resolution or by reference to another document, including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

6.2 Other Securities. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred shares, debt securities or other senior securities. The Trustees are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities.

6.3 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees on behalf of the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive or appraisal rights.

6.4 Exchange and Conversion Privileges. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any Class shall have the right to convert such Shares for Shares of one or more other Classes. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any Class may exchange their Shares for those of another fund.

6.5 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.6 Issuance of Shares. The Trustees, in their discretion, may, from time to time, without vote of the Shareholders, issue Shares in addition to the then-issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

6.7 Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Each such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he or she has given his or her address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

6.8 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

6.9 Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery, the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Each Shareholder will indemnify and hold harmless the Trust, the Trustees, each other Shareholder and any Affiliated Person of the Trust, the Trustees, and each of the other Shareholders against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of, or arising from, (a) any transfer made by the Shareholder in violation of this Section 6.9 and (b) any misrepresentation by the transferring Shareholder or substituted Shareholder in connection with the transfer. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with the transfer.

Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.10 Voting Powers. (a) Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all outstanding Shares of the Trust then entitled to vote shall, subject to applicable law, be voted as a single class, in the aggregate, and not by individual series or Class, except:

(i)  when required by the 1940 Act, Shares shall be voted by individual series or Class;

(ii)  when the matter involves any action that the Trustees have determined will affect only the interests of one or more series, then only the Shareholders of such series shall be entitled to vote thereon;

(iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon; and

(iv) with respect to such matters as the Trustees may consider necessary or desirable. With respect to such matters, Shareholders of each affected series or Class shall have the power to vote as a separate series or Class, as determined by the Trustees, and Shareholders that are not so affected shall not be entitled to vote.

(b) The Shareholders shall have power to vote only: (i) for the election of Trustees as provided in this Declaration and Bylaws; (ii) with respect to any amendment of this Declaration to the extent and as provided in Section 11.3 hereof; and (iii) with respect to such additional matters relating to the Trust as the Trustees may consider necessary or desirable.

(c) Unless otherwise required by law, each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

(d) There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

(e) Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the Bylaws or this Declaration to be taken by Shareholders.

6.11 Meetings of Shareholders. Meetings of the Shareholders may be called at any time exclusively by the Chairperson, the President or any vice president, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. Shareholders shall have no right or power to call a meeting of Shareholders.

6.12 Action Without a Meeting. Shareholder action must be taken at a meeting of Shareholders and may not be taken by consent (in writing or otherwise) without a meeting; provided, however, that if at any time there is only one Shareholder, any action which may be taken by that Shareholder may be taken without a meeting if that Shareholder consents to the action in writing and such written consent is filed with the records of Shareholders’ meetings. Any such consent of a sole Shareholder shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

6.13 Quorum and Required Vote. Unless otherwise provided in this Declaration, the Bylaws, or a resolution of the Trustees, one-third (33 1/3%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or this Declaration permits or requires that holders of any series or Class shall vote as a series or Class, then one-third (33 1/3%) of the aggregate number of Shares of that series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or Class unless otherwise provided in this Declaration, the Bylaws, or a resolution of the Trustees. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held after the date set for the original meeting without the necessity of further notice. Except when a different vote is required by any provision of this Declaration, the Bylaws, or a resolution of the Trustees, and subject to any applicable requirements of law: (a) a majority of the Shares voted shall decide any question except as otherwise provided in this Section 6.13, (b) where any provision of law or of this Declaration or the Bylaws permits or requires that the holders of any series or Class shall vote as a series or Class, then a majority of the Shares of that series or Class voted on the matter shall decide that matter insofar as that series or Class is concerned, and (c) the election of Trustees shall be decided by a plurality of the votes cast in person or by proxy, except that in a contested election of Trustees a nominee must receive a majority of the votes entitled to be cast in person or by proxy to be elected as a Trustee.

6.14 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to such Shareholder of record at his or her last known address as recorded on the applicable register of the Trust.

6.15  Derivative Actions.

(a) No Person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least fifty percent (50%) of the outstanding Shares join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if, and only if, a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for their service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.15, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

(c) Any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders.

(d) This Section 6.15 shall not apply to any claims brought under federal securities law, or the rules and regulations thereunder.

6.16  General Direct Actions.

(a) General. To the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 6.16(b) shall apply. Notwithstanding the foregoing, however, no provision of this Section 6.16 shall apply to any claims asserted under the

U.S. federal securities laws, including, without limitation, the 1940 Act, to the extent such provision violates the U.S. federal securities laws.

(b) Required Conditions. No Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares or, if less than all outstanding series or Classes are alleged to have been harmed in connection with the General Direct Action, ten percent (10%) of the Shares in the respective series, Class or Classes alleged to have been harmed, join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(i) the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees to authorize such an action is not likely to succeed. For purposes of this Section 6.16(b)(i), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for their service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust; and

(ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE

7.1 Net Asset Value. The net asset value of each outstanding Share of each Class of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Offering Document or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Offering Document or as may otherwise be determined by the Trustees.

7.2 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the net asset value of each Class of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the Code, the 1940 Act, any securities exchange or association registered under the Exchange Act, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE VIII

CUSTODIANS

8.1 Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust and the 1940 Act, including without limitation authority:

(a)  to hold the securities owned by the Trust and deliver the same upon written order;

(b)  to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(c)  to disburse such funds upon orders or vouchers;

(d) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(e) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

8.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Exchange Act, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE IX

REPURCHASES OF SHARES

9.1 Repurchase of Shares. Except as otherwise provided by the Trustees, no Shareholder or other Person holding Shares will have the right to withdraw or tender Shares to the Trust for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Trust to repurchase Shares in accordance with written tenders. In determining whether to cause the Trust to repurchase Shares, pursuant to written tenders, the Trustees may consider such factors as the Trustees deem appropriate at such time. Additionally, the Trust shall offer to repurchase Shares from time to time as may be required by applicable law and/or specified in the Offering Document.

9.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE X

SHAREHOLDERS

10.1 Inspection of Records. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees.

ARTICLE XI

DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.

11.1 Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

11.2 Termination. (a) The Board of Trustees may, without approval of the Shareholders, determine to liquidate and terminate the Trust. Upon the dissolution of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 11.4 hereof shall receive the approval so required.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)  After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and provide for the making of all filings and applications required by law. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

11.3 Amendment Procedure. (a) Except as specifically provided herein, the Trustees may, without Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed or approved by a majority of the Trustees. Such an amendment shall be authorized by a vote of the Shareholders pursuant to Section 6.13 if it would limit the right of a Shareholder to vote under Section 6.10 or amend this Section 11.3 or if Shareholder authorization is required by the 1940 Act, with the series and Classes of Shares entitled to vote on such an amendment determined pursuant to Section 6.10 hereof; provided, for the avoidance of doubt, that the issuance of additional voting Shares would not, on its own, be considered to limit the right of a Shareholder to vote under Section 6.10 for purposes of this sentence.

(b) Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or (iii) permit assessments upon Shareholders.

(c) An amendment duly adopted by the requisite vote of the Board of Trustees and, if required under the 1940 Act or otherwise under this Declaration, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board of Trustees.

Notwithstanding any other provision hereof, until such time as Shares are issued and sold to third-party investors, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

11.4 Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, may, by act of a majority of the Trustees, without the vote or consent of the Shareholders, merge or consolidate with or into one or more statutory trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration that would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the Delaware Statutory Trust Act, an agreement of merger or consolidation may affect any amendment to this Declaration or the Bylaws or effect the adoption of a new declaration of trust or bylaws of the Trust if the Trust is the surviving or resulting statutory trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Statutory Trust Act.

11.5 Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

11.6 Conversion to Other Business Entities. A majority of the Trustees may, without the vote or consent of the Shareholders, cause the Trust to convert into any other entity or business form formed or organized under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction as permitted pursuant to Section 3821 of the Delaware Statutory Trust Act. Any such conversion shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act. In all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, conversion to any other entity or business form, or merger or consolidation, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust into beneficial interests in such separate statutory trust or trusts.

11.7 Incorporation. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest.

ARTICLE XII

MISCELLANEOUS

12.1 Filing. This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

12.2 Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof and any required filing is delivered to the office of the Secretary of the State.

12.3 Governing Law. The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii)

the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

12.4 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

12.5  Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

12.6  Provisions in Conflict with Law or Regulation.

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, if applicable, with the regulated investment company provisions of the Code (if applicable) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

12.7 Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (a) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Act, the 1940 Act, this Declaration or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (i) the provisions of this Declaration or the Bylaws, or (ii) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (iii) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (iv) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Act, or (v) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (A) sound in contract, tort, fraud or otherwise, (B) are based on common law, statutory, equitable, legal or other grounds, or (C) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (b) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (c) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, and (d) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (d) hereof shall affect or limit any right to serve process in any other manner permitted by law. Notwithstanding anything to the contrary in this Section 12.7, the Trust may, at its sole discretion, select and/or consent to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Trust. Notwithstanding the foregoing, however, no provision of this Section 12.7 shall apply to any claims asserted under the U.S. federal securities laws to the extent such provision violates the U.S. federal securities laws.

12.8 Waiver of Jury Trial. IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

12.9 Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof”, “herein” and “hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

By:	/s/ Heather Goldman
Heather Goldman
Trustee

By:	/s/ Hal Greenberg
Hal Greenberg
Trustee

By:	/s/ Michael Boardman
Michael Boardman
Trustee

By:	/s/ Nicholas Veronis
Nicholas Veronis
Trustee